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                                                                    EXHIBIT 99.1

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       COVER-ALL TECHNOLOGIES INC. REPORTS PROFITABLE YEAR-END AND FOURTH
                         QUARTER 2004 OPERATING RESULTS

FAIR LAWN, NEW JERSEY (March 28, 2005) - Cover-All Technologies Inc. (OTC Bulletin Board: COVR.OB), a Delaware corporation ("Cover-All" or the "Company"), today announced revenues and earnings from operations for the year and quarter ended December 31, 2004.

Net income increased more than 95% and revenues increased more than 23% for the 12 months ended December 31, 2004 compared to the same period in 2003.

Net income for the twelve months ended December 31, 2004 and 2003 was $767,000, or $0.05 per share, and $392,000, or $0.03 per share, respectively. Revenues for the twelve months ended December 31, 2004 were $9,274,000 as compared to $7,524,000 in the same period in 2003.

Net income for the three months ended December 31, 2004 was $1,275,000, or $0.08 per share, compared to $115,000, or $0.01 per share, in the same quarter of 2003. Revenues for the three months ended December 31, 2004 were $3,813,000 compared to $1,969,000 in the same period in 2003.

John Roblin, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, stated: "We are pleased to report our fourth consecutive profitable year in a challenging but improving economic environment. Total revenues increased by more than 23% in 2004, led by a 245% increase in license revenue for My Insurance Center. We also introduced a number of new capabilities and services to our My Insurance Center offerings."

"One of Cover-All's strengths is our customer base. During 2004, we worked closely with our customers as many of them migrated to our new Internet-based replacement for Classic: My Insurance Center Rating & Issuance. We used the new product introduction as an opportunity to renew our relationship with our customers, including one of our largest customers who signed a multi-year contract that included custom services and a significant license upgrade. Several additional customers have chosen to significantly expand their relationship with Cover-All by licensing additional components and looking to us to help them lower costs, address compliance issues and readily access actionable information about their business. We expect this to continue and expand in 2005."

"We are also very encouraged by the marketplace response to My Insurance Center. The design of My Insurance Center is now reinforced by the real world experience of our customers. Recent signings by large customers also increase our visibility. Most importantly, given the current environment where businesses are faced with increasing regulatory compliance costs and complexities, such as those associated with the Sarbanes-Oxley Act of 2002, we believe the benefits and features of My Insurance Center will become even more attractive as businesses strive to comply while at the same time work to reduce or contain their overall cost structure. These benefits and features of My Insurance Center, including ready access to information, real time processing, integrated security, rapid new product implementation and a host of other capabilities, are becoming known in the marketplace, and we will be focusing on leveraging this exposure to create new sales in 2005."

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"We are proud of our continued progress in 2004 and look forward to the opportunities in 2005."

The Company has scheduled a conference call for 11:00 a.m. EST on Monday, March 28, 2005, at which time it will review results for the fourth quarter and year ended December 31, 2004. Teleconference Information: To participate in the Monday teleconference, dial 1-877-445-3639 (domestic) and 1-706-643-9645 (international). The conference ID # is 5051050.

ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All Technologies Inc., since 1981, has been a leader in developing sophisticated software solutions for the property and casualty insurance industry - first to deliver PC-based commercial insurance rating and policy issuance software. Currently, Cover-All is building on its reputation for quality insurance solutions, knowledgeable people and outstanding customer service by creating new and innovative insurance solutions that leverage the latest technologies and bring our customers outstanding capabilities and value.

With our extensive insurance knowledge, our experience and our commitment to quality, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way the property and casualty insurance business is conducted.

Additional information is available online at WWW.COVER-ALL.COM.

Cover-All, My Insurance Center (MIC) and Insurance Policy Database (IPD) are trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company's actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company's control. Those and other risks are described in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, including the Company's Form 10-K for the year ended December 31, 2004, filed with the SEC on March 25, 2005, copies of which are available from the SEC or may be obtained upon request from the Company.

FOR INFORMATION ON COVER-ALL, CONTACT:

Ann Massey
Chief Financial Officer
201/794-4894
amassey@cover-all.com
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The following is a summary of operating highlights for the three and twelve months ended December 31, 2004 and 2003.

                                      COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARIES
                                                  OPERATING HIGHLIGHTS


                                               THREE MONTHS ENDED DECEMBER 31,      TWELVE MONTHS ENDED DECEMBER 31,
                                               -------------------------------      --------------------------------
                                                     2004              2003               2004               2003
                                                     ----              ----               ----               ----
REVENUES:
   Licenses                                   $      2,408,000  $        512,000   $      3,435,000   $        995,000
   Maintenance                                         994,000         1,122,000          4,356,000          4,470,000
   Professional Services                               257,000           193,000            866,000          1,457,000
   Application Service Provider Services               154,000           142,000            617,000            602,000
                                              ----------------  ----------------   ----------------   ----------------

   TOTAL REVENUES                                    3,813,000         1,969,000          9,274,000          7,524,000
                                              ----------------  ----------------   ----------------   ----------------

COSTS AND EXPENSES:
   Cost of Sales                                     1,355,000         1,102,000          4,836,000          4,170,000
   Research and Development                            253,000           129,000            760,000            533,000
   Sales and Marketing                                 337,000           256,000          1,257,000            984,000
   General and Administrative                          472,000           364,000          1,404,000          1,306,000
   Provision for Doubtful Accounts                      22,000                --             22,000                 --
   Other Expense (Income), Net                              --           (46,000)           (17,000)           (54,000)
   Interest Expense, Net                                50,000            49,000            196,000            193,000
                                              ----------------  ----------------   ----------------   ----------------

TOTAL COSTS AND EXPENSES                             2,489,000         1,854,000          8,458,000          7,132,000
                                              ----------------  ----------------   ----------------   ----------------

   INCOME BEFORE INCOME TAXES                 $      1,324,000  $        115,000   $        816,000   $        392,000
                                              ----------------  ----------------   ----------------   ----------------

   INCOME TAX EXPENSE                                   49,000                --             49,000                 --
                                              ----------------  ----------------   ----------------   ----------------

   NET INCOME                                 $      1,275,000  $        115,000   $        767,000   $        392,000
                                              ----------------  ----------------   ----------------   ----------------

BASIC EARNINGS
   PER COMMON SHARE                           $           0.08  $           0.01   $           0.05   $           0.03
                                              ----------------  ----------------   ----------------   ----------------

DILUTED EARNINGS
   PER COMMON SHARE                           $           0.07  $           0.00   $           0.04   $           0.02
                                              ----------------  ----------------   ----------------   ----------------
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